EXHIBIT 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statement of Unocal Corporation, Registration Statement on Form S-8 (No. 33-43232) of our report, dated June 25, 1996, on our audits of the financial statements and supplemental schedules of the Molycorp Inc. 401(k) Retirement Savings Plan as of December 31, 1995 and 1994 and for the years then ended which report is included in this annual report on Form 11-K.









COOPERS & LYBRAND L. L. P.
Los Angeles, California
June 28, 1996